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As filed with the Securities and Exchange Commission on January 15, 2004

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TIMBERLAND COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	02-0312554 (I.R.S. Employer Identification No.)
200 Domain Drive Stratham, New Hampshire 03885 (603) 772-9500 (Address of Principal Executive Offices) (Zip Code)
1997 Incentive Plan (Full Title of the Plan)

JEFFREY B. SWARTZ
President and Chief Executive Officer
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
Telephone: (603) 772-9500]el Telecopy: (603) 773-1630
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:
 THOMAS J. WHITE, ESQ.
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock, par value $0.01 per share	2,000,000 shares	$50.64	$101,280,000	$8,193.55

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock, par value $0.01 per share, as reported on the New York Stock Exchange Composite Transactions tape on January 13, 2004.

REGISTRATION OF ADDITIONAL SECURITIES

        The Timberland Company (the "Company" or "Registrant") is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 2,000,000 additional shares of Class A Common Stock, par value $0.01 per share, authorized for issuance under the 1997 Incentive Plan, as amended. The contents of the original registration statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1997, in connection with such plan (File No. 333-35223) and an additional registration statement on Form S-8 to register additional securities filed with the Securities and Exchange Commission on December 21, 2001, in connection with such plan (File No. 333-75686) are hereby incorporated by reference.

Item 3. Incorporation of Documents by Reference.

        The Company hereby incorporates the following documents by reference:

  (i)
  Annual Report on Form 10-K for the year ended December 31, 2002, and any amendment thereto, including portions of the Company's definitive Proxy Statement dated April 1, 2003 filed in connection with the Company's 2003 Annual Meeting of Stockholders;

  (ii)
  Quarterly Reports on Form 10-Q for the quarters ended March 28, 2003, June 27, 2003 and September 26, 2003, and any amendments thereto;

  (iii)
  Current Reports on Form 8-K disclosing the Company's issuance of press releases announcing quarterly earnings filed on April 15, 2003, July 18, 2003 and October 16, 2003.

  (iv)
  The Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on September 9, 1997 (Registration No. 333-35223) and an additional registration statement on Form S-8 filed with the Securities and Exchange Commission on December 21, 2001 (File No. 333-75686); and

  (v)
  The description of the Company's Class A Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A (File Number 1-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.

        In addition, all documents that the Registrant subsequently files pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed incorporated by reference in this registration statement and to be a part hereof from the date they are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit
4.3	1997 Incentive Plan, as amended. (1)
5.1	Opinion of Danette Wineberg, General Counsel, The Timberland Company, filed herewith.
23.1.	Consent of Deloitte & Touche LLP, filed herewith.
23.2.	Consent of Danette Wineberg (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24.	Power of Attorney (contained in the signature page of this registration statement).

(1)
Filed as an exhibit to the Company's definitive Proxy Statement dated April 1, 2003 filed in connection with the Company's 2003 Annual Meeting of Stockholders and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, the State of New Hampshire on this the 15th day of January, 2004.

THE TIMBERLAND COMPANY
By:	/s/ JEFFREY B. SWARTZ Name: Jeffrey B. Swartz Title: President and Chief Executive Officer

POWER OF ATTORNEY

        Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes, constitutes and appoints Brian P. McKeon, Danette Wineberg and Thomas J. White, and each of them singly, his true and lawful attorney-in-fact and agent with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ SIDNEY W. SWARTZ Sidney W. Swartz	Chairman of the Board and Director	January 15, 2004
/s/ JEFFREY B. SWARTZ Jeffrey B. Swartz	President, Chief Executive Officer and Director (Principal Executive Officer)	January 15, 2004
/s/ BRIAN P. MCKEON Brian P. McKeon	Chief Financial Officer and Executive Vice President—Finance and Administration (Principal Financial Officer)	January 15, 2004
/s/ JOHN CRIMMINS John Crimmins	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 15, 2004

/s/ ROBERT M. AGATE Robert M. Agate	Director	January 15, 2004
/s/ JOHN E. BEARD John E. Beard	Director	January 15, 2004
/s/ JOHN F. BRENNAN John F. Brennan	Director	January 15, 2004
/s/ IAN W. DIERY Ian W. Diery	Director	January 15, 2004
/s/ IRENE M. ESTEVES Irene M. Esteves	Director	January 15, 2004
/s/ JOHN A. FITZSIMMONS John A. Fitzsimmons	Director	January 15, 2004
/s/ VIRGINIA H. KENT Virginia H. Kent	Director	January 15, 2004
/s/ BILL SHORE Bill Shore	Director	January 15, 2004
/s/ ABRAHAM ZALEZNIK Abraham Zaleznik	Director	January 15, 2004

EXHIBIT INDEX

Exhibit
4.3	1997 Incentive Plan, as amended. (1)
5.1	Opinion of Danette Wineberg, General Counsel, The Timberland Company, filed herewith.
23.1.	Consent of Deloitte & Touche LLP, filed herewith.
23.2.	Consent of Danette Wineberg (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24.	Power of Attorney (contained in the signature page of this registration statement).

(1)
Filed as an exhibit to the Company's definitive Proxy Statement dated April 1, 2003 filed in connection with the Company's 2003 Annual Meeting of Stockholders and incorporated herein by reference.

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REGISTRATION OF ADDITIONAL SECURITIES
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX